                                  EXHIBIT INDEX



                                                                   PAGE NO. IN
                                                                   SEQUENTIALLY
EXHIBIT NO.                                                      NUMBERED SYSTEM
- ----------                                                       ---------------


2.5 Stock Purchase Agreement, dated as of April 6, 1995, by and between the Company and European Gateway
               Acquisition Corp., regarding the sale of the Company's interest in Bogen Corporation and Speech Design GmbH, as amended

4.4            Certificate of Designation of Series K Cumulative
               Convertible Preferred Stock

5              Opinion of Klehr, Harrison, Harvey, Branzburg & Ellers

23.1           Consent of Coopers & Lybrand - Geotek Communications, Inc.

23.2           Consent of Shachak & Co. -
                    PowerSpectrum Technology Ltd.
               Consent of Shachak & Co. -
                    Oram Power Supplies (1990) Ltd.
               Consent of Shachak & Co. -
                    Oram Electric Industries Ltd.

23.3           Consent of Touche Ross & Co. -
                    National Band Three Limited and predecessor companies

23.4           Consent of KPMG -
                    Band Three Radio Limited

23.5           Consent of Coopers & Lybrand GmbH -
                    Preussag Bundelfunk GmbH

23.6           Consent of Dusseldorfer Treuhand-Gesellschaft Altenburg & Tewes
                    AG -
                    DBF Bundelfunk GmbH & Co. Betriebs-KG